Exhibit 10.2

MASTER EQUIPMENT LEASE NUMBER 2017-223

This MASTER EQUIPMENT LEASE (“Master Lease”) is effective as of, March 31, 2017, and is by and between NFS Leasing, Inc. (“Lessor”), a Massachusetts Corporation having its principal office at 900 Cummings Center, Suite 226-U, Beverly, MA 01915, with a fax number of (866) 805-3667, and GlyEco, Inc., a Nevada entity with its principal office at PO Box 10112, Rock Hill, SC 29731 and with a registered agent address of 202 South Minnesota St., Carson City, NV 89703 and Recovery Solutions & Technologies, Inc. (“Lessee”), an Arizona entity with its principal office at 4802 E Ray Rd., Ste. #23-30, Phoenix, AZ 85044 and a registered agent address of 815 North First Ave, Suite 4, Phoenix, AZ 85003, with a fax number of 866 -960-1539.

IN CONSIDERATION OF the mutual agreements contained in this Master Lease, the parties agree as follows:

1.	PROPERTY LEASED; TITLE:

1.1 Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the personal property, together with all replacements, parts, repairs, additions, attachments and accessories incorporated therein (individually called a “Unit of Equipment” or a “Unit” and collectively called the “Equipment”) described in each Equipment Lease Schedule executed from time to time pursuant to this Master Lease and substantially in the form attached hereto as Exhibit A (“Schedule”). In no event shall Lessee have any right to substitute any similar equipment for any item of Equipment. As appears from Exhibit A, each Schedule to this Master Lease will consist of three sub-schedules, designated as A, B and C (“Sub-schedule”). Each such Schedule will be consecutively numbered and shall incorporate all of the terms and conditions of this Master Lease, and shall contain such additional terms as Lessee and Lessor shall agree upon. In the event of a conflict between the provisions of this Master Lease and a Schedule, the provisions of the Schedule shall prevail with respect to that Schedule. Sub-schedule A shall set forth the specific Equipment being leased thereunder, the initial term of the Schedule (“Initial Term”), and the periodic rent for such Equipment (“Monthly Rent”). Sub-schedule B shall set forth Lessee’s purchase option with respect to such Equipment at the end of the Initial Term and Sub-schedule C shall constitute Lessee’s acknowledgement that all such Equipment has been delivered to Lessee by Lessee’s supplier (the “Supplier”) of such Equipment. Sub-schedule C may also hereinafter be referred to as the “Acceptance Certificate”.

1.2 It is expressly understood that the Equipment is, and shall at all times remain the personal property of Lessor. Lessee shall have no right, title or interest in the Equipment except as expressly provided herein. If requested by Lessor, Lessee will obtain, prior to delivery of any Unit or at any time thereafter, a certificate satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment shall be located, waiving any claim with respect to the Equipment (“Landlord Waiver”). In the event any Equipment will be located at a third party facility such as a data center, then the execution of Lessor’s then current form of Tri-Party Agreement by Lessee and the owner of such third party facility shall be required prior to the delivery of any Equipment to such facility. If Lessor supplies Lessee with labels, plates or other markings stating that Lessor owns the Equipment, Lessee shall attach same in a prominent place on the Equipment.

2.	TERM; RENT:

2.1 The Initial Term for each Schedule shall commence on the first day of the month following the date Lessee accepts such Equipment as provided for in the below Section 4. (“Commencement Date”) and shall continue until terminated in accordance with the provisions of this Master Lease. Lessee may terminate any Schedule as of the end of the Initial Term thereof by giving Lessor written notice, no earlier than 180 days and not later than 120 days prior to the last day of the Initial Term as set forth in Sub-schedule A. If Lessee does not give such written notice of termination, then notwithstanding any end of Lease purchase options set forth on the applicable Schedule, the Initial Term shall be automatically extended thereafter on a month-to-month basis at the same Monthly Rent, until terminated by Lessee giving the aforesaid written notice, which notice shall be effective on the last date of the month which is at least 120 days subsequent to the effective date of such notice. Any notice of termination must relate to all the Equipment subject to the Schedule to which the notice applies. In no event shall Lessee have the right to terminate any Schedule with respect to any Equipment prior to the expiration of the Initial Term except if due to damage or destruction of any such Equipment in accordance with the below Section 11.2 (b).

2.2 Lessee’s obligation to pay the Monthly Rent under each Schedule shall commence on the date such Equipment has been delivered to Lessee by the Supplier, notwithstanding the actual Commencement Date for such Schedule. For the purposes of this Master Lease, delivery will be defined as FOB origin. Lessee shall have seven (7) days following its receipt of any such Equipment to notify Lessor as to any missing Equipment, and its failure to do so shall be construed, as between Lessor and Lessee, as Lessee’s acknowledgment that all such Equipment has been received by Lessee. In the event such Equipment is delivered to Lessee in multiple shipments, or for any other reason only partial delivery of such Equipment has occurred, Lessor shall provide Lessee with a calculation as to the pro rata amount due to Lessor as Rent based upon the Equipment actually received by Lessee for each such partial delivery. All Rent paid by Lessee prior to the Commencement Date shall constitute “Interim Rent”. Lessee shall be obligated to pay such Interim Rent in an amount equal to 1/30th of the Monthly Rent for each day Lessee’s Rent obligation commences in advance of the Commencement Date, less any pro rata adjustments on account of partial delivery of Equipment as aforesaid. Interim Rent shall be invoiced by Lessor on the first date of each month for the prior month’s Interim Rent and shall be payable by Lessee within 5 days from the date such invoice is received by Lessee. As of the Commencement Date, the Monthly Rent shall be payable in advance on the Commencement Date and on the first day of each successive month thereafter during the Initial Term of such Schedule or any extension thereof. Unless otherwise agreed by Lessor in writing. Monthly Rent shall be payable by Lessee to Lessor via ACH Direct or other electronic funds transfer service reasonably acceptable to Lessor. Lessee agrees to timely execute such authorizations as may be required by Lessor and/or ACH Direct or other similar service to allow direct electronic monthly payments to be made to Lessor. In the event any payment due hereunder is not received by Lessor within five (5) days after it is due, Lessee shall pay Lessor a late fee of $250.00 to cover Lessor’s administrative and other costs. In addition to the forgoing late fee. Lessee shall pay interest on such overdue amounts at the rate of one and one-half (1 1/2) percent per month or the maximum interest rate legally permissible in the state specified in Section 29, whichever is less (“Late Payment Rate”), which interest shall accrue as of the date such payment was due. Upon Lessee’s execution of any Schedule to this Master Lease, Lessee shall pay Lessor an amount equal to the first Monthly Rent payment for each Schedule or such other amount as set forth in Sub-schedule A.

3. NET LEASE: Each Schedule executed hereunder shall constitute a net lease and Lessee agrees that its obligation to pay all Interim Rent, Monthly Rent and other sums payable hereunder (“Rent”; “Interim Rent” and “Monthly Rent” are sometimes referred to herein together as “Rent”), shall be absolute and unconditional and shall not be subject to any refund, abatement, reduction, set-off, defense, counterclaim or recoupment (“Abatement”) whatsoever, including without limitation, Abatements due to any past, present or future claims arising under this Master Lease, any Schedule or otherwise of Lessee against Lessor or any assignee of Lessor (“Assignee”), or against the manufacturer or seller of any Unit or against any person or entity.

4. ACCEPTANCE: Lessee represents and warrants that it has selected all Equipment and each Supplier based upon its own independent business judgment and expressly disclaims any reliance upon any statement or representation made by Lessor as to the quality of any such Supplier or the quality or suitability of any such Equipment for Lessee’s intended use. Lessee shall execute an Acceptance Certificate at such time as the Equipment which is referenced thereon is delivered to Lessee by the Supplier. Any disputes concerning any defects or non-conformity of any Equipment shall solely be between Lessee and the Supplier and any such dispute shall not relieve Lessee of its obligation to pay any Interim or Monthly Rent due Lessor. The passage of seven (7) days from the date any such Equipment is delivered by Supplier, with no notice to the contrary shall constitute conclusive evidence of Acceptance by the Lessee regardless of whether or not the Acceptance Certificate has been executed and/or received by the Lessor. Lessee hereby authorizes Lessor to complete any missing or incomplete information on Lessee’s behalf if an Acceptance Certificate has been returned incomplete. In the event Lessee fails to timely return any Acceptance Certificate, Lessee hereby authorizes Lessor to complete and acknowledge such Acceptance Certificate on Lessee’s behalf.

5. WARRANTIES; DISCLAIMER OF WARRANTIES:

5.1 Lessor warrants that (a) so long as no Event of Default has occurred and is continuing hereunder, (i) Lessee shall have the right of quiet and peaceful use, possession and enjoyment of the Equipment, subject to and in accordance with the provisions of this Master Lease, and (ii) notwithstanding any assignment, transfer, or grant of security interest by Lessor, neither Lessor nor any Assignee shall interfere with Lessee’s said right of quiet enjoyment of the Equipment, and (b) as of the Installation Date, Lessor shall have title to the Equipment or the right to lease the Equipment to Lessee.

5.2 LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS OR CAPACITY OR SUITABILITY OR DURABILITY FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO, AND LESSOR EXPRESSLY DISCLAIMS THE SAME, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT “AS IS” LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY THE EQUIPMENT, OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, BY ANY INCIDENT WHATSOEVER IN CONNECTION THEREWITH, ARISING IN STRICT LIABILITY, NEGLIGENCE OR OTHERWISE. UNDER NO CIRCUMSTANCE SHALL LESSOR BE LIABLE TO LESSEE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES OF ANY NATURE OR KIND HOWEVER ARISING, WHETHER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE, REGARDLESS OF LEGAL THEORY, INCLUDING, BUT NOT LIMITED TO, ANY DAMAGES OR LOSSES RESULTING FROM BUSINESS INTERRUPTION OR FOR LOST PROFITS. LESSOR’S LIABILITY TO LESSEE FOR ANY REASON SHALL IN NO EVENT EXCEED RETURN OF AMOUNTS PAID TO LESSOR BY LESSEE.

Notwithstanding the foregoing, provided no Event of Default shall have occurred or be continuing hereunder, during the Term of any Schedule Lessee shall be entitled to the benefit of any applicable manufacturer’s warranties and such warranties are hereby assigned by Lessor to Lessee for the benefit of Lessee, to the extent assignable. As to new Equipment, Lessee acknowledges that Lessee ordered the Equipment from the supplier thereof, and either (a) Lessee received a copy of the contract by which Lessor acquired the Equipment or (b) Lessor has informed Lessee in writing, either previously or by this Master Lease of (i) the identity of the supplier, (ii) that Lessee may have rights under said contract and may be entitled, under the version of Uniform Commercial Code Article 2A (“UCC 2A”) as in effect in the state specified in Section 29, to the benefit of warranties provided to Lessor by said supplier, and (iii) that Lessee may and should contact the supplier to receive an accurate and complete description of such rights including any disclaimers or limitations on them or of the remedies thereunder. Lessee makes this acknowledgement so that each such Schedule shall qualify as and be a “finance lease” under UCC 2A. To the fullest extent permitted by applicable law, Lessee hereby waives all rights and remedies against Lessor conferred upon a lessee by Article 2A of the UCC.

6. LIENS; TAXES:

6.1 Lessee shall not directly or indirectly create, incur, assume or suffer to exist any mortgage, lien, security interest, charge, encumbrance or claim (each a “Lien”) on or with respect to this Master Lease or any Schedule, the Equipment, title thereto or any interest therein except those Liens created by Lessor or Lessor’s assignee, and Lessee shall immediately at its own expense take all action as may be necessary to discharge such Lien.

6.2 Lessee shall file and pay all income, ad valorem, value added, leasing, leasing use, stamp or other taxes, levies imposts, duties, charges or withholdings of any nature arising out of the transactions contemplated herein and imposed against Lessor, Lessee, or the Equipment by any federal, state, local, or foreign government or taxing authority upon or with respect to the Equipment or upon the sale, purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the Rent, receipts, or earnings, arising herefrom, or upon or with respect to this Master Lease (“Impositions”), excluding, however, Impositions on, or measured solely by, the net income of Lessor and franchise or similar taxes based on Lessor’s business existence or status. Lessee shall reimburse Lessor for all Impositions to the extent paid by Lessor in accordance with the below Section 22. Lessee shall also reimburse Lessor for all sales or use taxes assessed on Rent, installation, transportation or any Imposition relating to any charge made by Lessor to Lessee. Lessee shall not report any Equipment as directly assessable to Lessee without the prior consent of Lessor. Lessor shall arrange for the preparation and filing of all personal property tax returns and the payment of any tax assessments related thereto and Lessee shall reimburse Lessor for such Impositions upon Lessor’s demand. If filing by Lessee is required by law, or if requested by Lessor. Lessee shall prepare and file, or cause to be prepared and filed, all necessary filings for the assessment of such Impositions and shall promptly send Lessor a copy of such filing and submit to Lessor written evidence of Lessee’s payment thereof. Any tax returns filed by Lessee shall show Lessor as the owner of the Equipment. All payments and advances made by Lessor shall be deemed Rent, including but not limited to, all Impositions owed directly by Lessor for which Lessee has responsibility for reimbursement hereunder and all amounts advanced by Lessor to pay Impositions otherwise owed by Lessee.

7. INDEMNIFICATION: Except for matters solely attributable to Lessor’s gross negligence or willful misconduct, Lessee shall indemnify and hold harmless Lessor, its assignees, successors or transferees and their respective employees, officers and/or agents (herein “Indemnified Persons”), from and against any loss (including any loss of tax benefits arising as a result of an act, omission or misrepresentation of Lessee), liabilities, damages, penalties, claims, suits, costs, expenses and disbursements at law or in equity, including attorney’s fees, imposed on, incurred by or asserted against the Indemnified Persons arising out of the leasing, ownership, use, possession, control, maintenance, operation and transportation of the Equipment, including but not limited to, claims for patent, trademark or copyright infringement by Lessee and claims for property damage, personal injury or wrongful death arising in strict liability or negligence. All indemnities contained in any section of this Master Lease, including this Section 7, shall survive the expiration or other termination of this Master Lease or any Schedule with respect to acts or events occurring or alleged to occur prior to return of any Unit to Lessor and are expressly made for the benefit of, and shall be enforceable by any or all of the Indemnified Persons.

8. USE; INSTALLATION; MAINTENANCE; INSPECTION:

8.1 Lessee shall comply with all laws, regulations, and orders of any governmental branch or agency which relate to the installation, use, possession or operation of the Equipment, and shall use the Equipment in the regular course of its business only, within its normal capacity, without abuse. Lessee shall remain responsible for all payments due under the Master Lease and any Schedules regardless of any changes to state or federal law regarding the installation, use, possession or operation of the Equipment.

8.2 Lessee shall pay all applicable installation, transportation, rigging, unpacking and repacking, drayage, handling and insurance charges on the Equipment upon its initial delivery to Lessee. Upon the expiration or earlier termination of the Initial Term or any extension thereof, Lessee shall pay all such applicable charges in connection with the redelivery of the Equipment to such destination as is specified by Lessor within the continental United States of America (“Return Location”).

8.3 Lessee, at its own expense, shall maintain the Equipment in good operating condition, repair and appearance, and protect the same from deterioration other than normal wear and tear, and shall enter into, and keep in force a maintenance agreement with the manufacturer of the Equipment. Lessee shall cause the manufacturer to keep the Equipment in good and efficient working order, less normal wear and tear, in full compliance and in accordance with the provisions of such maintenance agreement and shall furnish evidence of such agreement to Lessor upon request. During Lessee’s normal business hours, Lessee shall provide the manufacturer’s field engineering representatives with access to the Equipment to install engineering changes necessary to keep the Equipment at currently announced engineering change levels. Upon deinstallation of any Unit, Lessee shall provide Lessor evidence from the manufacturer stating the Equipment is at currently announced engineering change levels and is qualified for the manufacturer’s maintenance agreement.

8.4 During Lessee’s normal business hours, upon prior written notice to Lessee and subject to Lessee’s reasonable security procedures, Lessee shall permit Lessor or its designee to inspect the Equipment, Lessee’s equipment log and maintenance records.

9. DEFAULT: The occurrence of any of the following events shall constitute a default by Lessee hereunder (“Event of Default”):

(a) Lessee shall fail to pay when due any Rent, including any interest thereon, and such failure continues unremedied for a period of five (5) days after written notice thereof from Lessor to Lessee; (b) Except for defaults covered by Paragraph (a) above, Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder and such failure continues unremedied for fifteen (15) days after written notice thereof from Lessor to Lessee; (c) Lessee shall have made any representation or warranty herein, or in any document or certificate executed by Lessee incidental hereto, which is found to have been false in any material respect at the time such representation or warranty was made; (d) Lessee, or any guarantor of Lessee’s obligations hereunder (“Guarantor”) shall cease doing business as a going concern, makes an assignment for the benefit of creditor, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action toward its dissolution or liquidation; (e) within thirty (30) days after the commencement of any proceedings against Lessee or any Guarantor seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed or set aside, or if within thirty (30) days after the appointment, without Lessee’s or Guarantor’s consent or acquiescence, of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated; or (f) Lessee shall attempt to remove, sell, transfer, encumber, part with possession, sublet or assign this Master Lease or any Equipment, except as expressly permitted hereunder. (g) Lessee or any Guarantor defaults (after the expiration of any applicable cure period) on any indebtedness for borrowed money or under any lease or installment sale obligation, provided that the Lessee’s financial obligation for such indebtedness or obligation is at least $50,000.00 in any one instance or in the aggregate as to all such obligations then in default, (h) Lessee fails to obtain a Tri Party Agreement or Landlord Waiver executed by the applicable third party facility or owner of the real estate where the Equipment under corresponding Lease Schedule is located. (i) Lessee changes its name, form of business organization or state of organization without providing at least 30 days advance notice to Lessor and executing such additional documents as may be required by Lessor in connection therewith.

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10. REMEDIES: Upon the occurrence of any Event of Default and at any time thereafter, Lessor may, with or without terminating this Master Lease and any Schedule hereto, in its sole discretion, do any one or more of the following: (a) proceed by appropriate court action to enforce performance by Lessee of the applicable covenants of this Master Lease or any Schedule; (b) accelerate and declare immediately payable all sums due and to become due hereunder for the full term of any and all Schedules to this Master Lease; (c) notify Lessee to assemble any and all Equipment for pick up by Lessor at a designated time and dare. Lessee hereby agrees that 24 hours advance notice shall be sufficient for purposes of making such Equipment available for pick up by Lessor, and such Equipment shall be in the condition set forth in the below Section 13; (d) take possession (by summary proceedings or otherwise) of the Equipment without prejudice to any other remedy or claim referred to herein; (e) recover from Lessee, as liquidated damages and not as a penalty, an amount equal to the sum of (i) any theo accrued and unpaid Rent plus interest thereon at the Late Payment Rate, and (ii) the Present Value (as herein defined) of all remaining Rent contracted to be paid over the unexpired portion of the Initial Term of any outstanding Schedule. For purposes hereof, “Present Value” shall equal the then value (as of the proposed payment date) of the stream of payments due in the future discounted at a rate equal to 5% per annum, which discount rate is hereby acknowledged by Lessee and Lessor as being commercially reasonable, plus interest thereon at the Late Payment Rate until paid and plus, if applicable, any lender breakage costs and/or prepayment penalty fees charged to Lessor. In addition to the foregoing: (1) in the event Lessor, in its sole discretion chooses to repossess any or all of the Equipment, Lessee shall be liable for the payment of all commercially reasonable costs and expenses incurred by Lessor in connection with the repossession, recovery, storage, or repair, sale release or other disposition of any of the Equipment, including reasonable attorney’s fees and costs incurred in connection therewith or otherwise resulting from Lessee’s default; or (2) in the event that Lessor in its sole discretion does not repossess any or all of such Equipment, Lessee shall be liable for payment to Lessor for the fair market value of such Equipment determined by Lessor in a commercially reasonable manner consistent with industry practices as of the expiration of the Initial Term or any extension thereof, and discounted to Present Value to the date such payment is made by Lessee, such determination to be conclusive absent manifest error; (f) re-lease or sell any or all of the Equipment at a public or private sale, with the privilege of becoming the purchaser or lessee thereof, on such terms and notice as Lessor shall deem reasonable, and thereafter Lessor shall apply the proceeds derived therefrom exclusively for the benefit of Lessor and in no event shall Lessee be entitled to any such proceeds, (g) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law. A termination hereunder shall occur only upon notice by Lessor to Lessee and only as to such Schedules as Lessor specifically elects to terminate and, if applicable, this Master Lease and all remaining Schedules hereto shall continue in full force and effect. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and Lessee shall in any event be liable for all costs, expenses and reasonable attorneys’ or other collection fees incurred by Lessor in enforcing this Master Lease or pursuing any remedy provided to Lessor hereunder. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor’s rights. Lessee agrees that in the event Lessee refuses or otherwise fails to assemble and allow Lessor access to any Equipment which Lessor seeks to repossess in accordance with Lessor’s rights under this Section, then in that event Lessor shall be entitled to obtain injunctive relief against Lessee to recover possession of such Equipment. Lessee agrees that it shall not contest the reasonableness of any liquidated damages as set forth in this Section.

11. DAMAGE; DESTRUCTION OR LOSS:

11.1 Upon delivery of the Equipment to Lessee and until the Equipment is redelivered to Lessor, Lessee shall bear the entire risk of loss, damage, or destruction with respect to the Equipment resulting from any cause whatsoever.

11.2 If any Unit becomes damaged beyond repair, lost, stolen, destroyed or permanently rendered unfit, or in the event of any condemnation or requisition of title or use of any Unit by any governmental authority (any such occurrence being hereinafter referred to as an “Event of Loss”), then Lessee shall notify Lessor within 24 hours of such Event of Loss and shall notify Lessor within fifteen (15) days after the occurrence of an Event of Loss that it chooses to either; (a) At its expense, promptly replace the affected Unit with a newer unit of identical make, model, configuration, capacity and condition, in good repair, free and clear of all Liens, in which case any such replacement unit shall become the property of Lessor and for all purposes of this Master Lease shall be deemed to be the Unit which it replaced; or (b) Terminate the Schedule with respect to the affected Unit and pay to Lessor, an amount equal to the sum as calculated in Section 10(e) as of the date of the Event of Loss. Payments of Rent and other amounts due Lessor hereunder shall not be abated on account of any such Event of Loss and Lessee shall diligently pursue the replacement of or payment for the affected Unit(s), which in any event shall be completed within 60 days of the Event of Loss.

12. INSURANCE: Lessee shall, at its expense, insure the Equipment against all risks and in such amounts as Lessor shall reasonably require (but no less than the full replacement value) with carriers reasonably acceptable to Lessor, shall maintain a loss payable endorsement in favor of Lessor and Assignee affording to Lessor and Assignee such additional protection as Lessor and Assignee shall reasonably require, and Lessee shall maintain liability insurance reasonably satisfactory to Lessor. All such insurance policies shall name Lessee, Lessor and Assignee as additional insured and loss payees, and shall provide that insurance coverage shall not be canceled or altered without at least thirty (30) days prior written notice to Lessor and Assignee, and that no breach of warranty by Lessor shall invalidate such insurance with respect to any additional insured. Lessee shall furnish appropriate evidence of such insurance to Lessor and Assignee. In accordance with the provisions of the below Section 22, Lessor may procure such insurance of behalf of Lessee in the event Lessee fails to insure the Equipment in accordance with the provisions hereof.

13. SURRENDER AND RETURN OF EQUIPMENT:

13.1 Surrender of Equipment: Upon the expiration or other termination of any Schedule as provided for in this Master Lease, and provided Lessee has not duly exercised any applicable purchase option with respect to the Equipment, Lessee shall surrender and otherwise relinquish all control over the Equipment to Lessor.

13.2 Condition of Equipment and Packaging: At Lessee’s expense, Lessee shall de-install the Equipment from Lessee’s other systems and premises or any third party facility, and repackage the Equipment in its original packaging or otherwise package the Equipment in accordance with applicable manufacturer’s recommendations. With respect to any software component of the Equipment, Lessee shall destroy all intangible items constituting such Software and shall deliver to Lessor all tangible items constituting such software, including but not limited to original certificate of authenticity issued by the licensor of such Software, if any, the end user license agreement, any CD-ROM, diskettes or other media relating to such Software. Lessee acknowledges that Lessee rights to the use any such software terminate upon the expiration or other termination of the applicable Schedule and Lessee shall not thereafter use any such software. If requested by Lessor, Lessee shall provide a written certification that Lessee has complied with the foregoing software return provisions and that it will not use any such software subsequent to the expiration or termination of the applicable Schedule. Lessee further agrees to authorize Lessor and/or the Vendor of such software to inspect all Equipment locations in verify compliance with the terms hereof. All Equipment shall be in the working condition specified in the above Section 8.3 and Lessee shall arrange and pay for all such repairs and work required as to any Unit of Equipment for the manufacturer to accept the Equipment at the time of surrender under the manufacturer’s standard maintenance agreement. All Equipment shall be returned to Lessor free of any labeling or advertising placed thereon by Lessee. Any expenses incurred by Lessor on account of Lessee’s failure to comply with this Section 13.2 shall be reimbursed by Lessee to Lessor in accordance with the provisions of the below Section 22.

13.3 Return Location: Lessee at its expense shall deliver the Equipment to such location within the continental United States as Lessor shall designate (“Return Location”) and Lessee shall bear the risk of damage or loss until delivery of the Equipment to the Return Location.

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14. ASSIGNMENT BY LESSOR: LESSOR MAY ASSIGN OR TRANSFER THIS MASTER LEASE OR ANY SCHEDULE HERETO OR LESSOR’S INTEREST IN THE EQUIPMENT OR GRANT A SECURITY INTEREST THEREIN TO ONE OR MORE ASSIGNEES WITHOUT NOTICE TO LESSEE. Any Assignee of Lessor shall have all of the rights but none of the obligations of Lessor hereunder unless expressly agreed in writing, and Lessee agrees that it will not assert against any Assignee any defense, counterclaim or offset that Lessee may have against Lessor. Lessee shall have no greater obligations to any Assignee than it had to Lessor at the time of assignment, and such assignment shall not limit or otherwise restrict the rights afforded Lessee hereunder. Lessee hereby (i) consents to such assignments and/or grants, (ii) agrees to promptly execute and deliver such further acknowledgements, agreements, and other instruments as may be reasonably requested by Lessor or Assignee to effect such assignments and/or grants from time to time as each Schedule is executed and (iii) agrees to comply fully with the terms of any such assignments and/or grants. Lessee acknowledges that any assignment or transfer by Lessor made in accordance with the provisions of this Section shall not materially change Lessee’s duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. In the event of an assignment, all references herein to Lessor shall include Assignee.

15. SECURITY DEPOSIT: If requested by LESSOR for any Schedule, Lessee shall pay to Lessor, as a security deposit (“Security Deposit”), the amount which is specified on such Schedule. The Security Deposit shall be paid upon Lessee’s execution of such Schedule and will be returned to the Lessee within thirty (30) days of the Expiration Date, provided that (i) all the Equipment under the Schedule has been returned to Lessor at the place and in the condition required herein or has been purchased in accordance with the end of Lease options on the applicable Schedule and (ii) there are no uncured Events of Default by Lessee under the Lease. Lessor shall have the right to deduct from the Security Deposit any amount not paid to Lessor when due. No such deduction shall diminish Lessee’s obligation to pay any and all sums due Lessor and any amounts deducted from the Security Deposit which are subsequently paid by Lessee shall be used to restore the Security Deposit to its original amount. Upon demand from Lessor, Lessee shall pay the amount necessary to so restore the Security Deposit. Lessee agrees that the Security Deposit may be co-mingled with Lessor’s other funds and that no interest shall be due to Lessee on account of the Security Deposit. Lessor’s failure to require a Security Deposit on any Schedule shall not affect its rights to require a Security Deposit on any subsequent Schedule.

16. ASSIGNMENT OR SUBLEASE BY LESSEE: LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY UNIT OF EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD SUBJECT TO THE FOLLOWING CONDITIONS WHICH SHALL APPLY SEPARATELY TO EACH SUCH PROPOSED ASSIGNMENT OR SUBLEASE: (a) Equipment shall not be relocated outside of the United States of America; (b) Lessee shall give to Lessor written notice of the requested assignment or sublease which notice shall include the identity of the proposed lessee thereof (“Subsequent Lessee”), any proposed new location of the Equipment, and a true copy of the proposed Assignment or Sublease agreement including all terms and provisions thereof; (c) Lessee shall furnish or cause to be furnished to Lessor such financial and other information concerning the Subsequent Lessee as Lessor may request: (d) No sublease or assignment shall in any way discharge or diminish any of Lessee’s obligations to Lessor under the Master Lease or any Schedule thereto and Lessee shall pay any excess Rent paid by the Subsequent Lessee over to Lessor; (e) The Subsequent Lessee shall agree to comply with all terms and provisions of this Master Lease and the applicable Schedules and shall furnish such proof of insurance and other documents required under this Master Lease to Lessor. Lessee shall assign its rights under any permitted assignment or sublease to Lessor or Lessor’s Assignee as additional collateral and security for the performance of Lessee’s obligations hereunder; and (f) Lessor shall have 30 days from the date it receives all required or requested information concerning such assignment or sublease to notify Lessee that it either consents thereto or specifying the reasons it does not consent. If consented to, any such assignment or sublease shall be effective as of the date the next Rent payment is due under the applicable Schedules. Lessee agrees that for purposes of this Section 16, a transfer of 50% or more on the ownership interest in Lessee, or a sale or transfer of substantially all of Lessee’s assets shall be deemed to be an assignment.

17. RELOCATION: Lessee shall not move or permit to be moved any Equipment from the Equipment Location without the prior written consent of Lessor, which consent shall not be unreasonably withheld; provided, however, in no event shall any Equipment be moved to a location outside the United States of America, and further provided that all manufacturers’ original warranties and maintenance programs shall continue to remain in effect subsequent to any such relocation. Risk of loss and all costs and expenses incurred in connection with any movement of Equipment shall be the responsibility of the Lessee.

18. ALTERATIONS AND MODIFICATIONS: Lessee shall not make modifications, alterations or additions to Equipment (other than normal operating accessories or controls) without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be entitled to acquire and install, at Lessee’s expense, such additional features or options (“Modifications”) which (i) will not impair the originally intended function or use of the Equipment in which the Modifications are installed, (ii) will not require removal of any part of the Equipment, (iii) will not interfere with Lessee’s ability to obtain and maintain the maintenance contract required by Section 8.3 and (iv) the addition of which will not have an adverse impact upon the value of the underlying Equipment or Lessor’s rights therein. Such Modifications shall be of the type which are readily installed and removed without damage to the Equipment so as to restore the Equipment to the condition in which it existed prior to the installation of such Modifications provided, however, that if Lessor so agrees in writing, Lessee shall not be required to remove such Modifications. Any Modifications not so removed shall become the property of Lessor. All Modifications must qualify for the manufacturer’s maintenance agreement and be maintained in accordance with Section 8 hereof. Lessee shall grant to Lessor the right and opportunity to first submit or match the last proposal for the lease, financing or supply of any Modification.

19. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee represents and warrants for the benefit of Lessor and any Assignee: (a) Lessee is a legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is in good standing in each jurisdiction where the Equipment will be located and has adequate corporate power to enter into and perform this Master Lease and each Schedule; (b) This Master Lease and each Schedule have been duly authorized, executed and delivered by Lessee and constitute a valid, legal and binding agreement of Lessee, enforceable in accordance with their terms, subject to enforcement limitations imposed by state or federal laws generally affecting the rights of creditors and general equitable principles; (c) The execution and delivery of and the performance by Lessee of its obligations under this Master Lease and each Schedule will not violate any judgment, order, law or governmental regulation applicable to Lessee or any provision of Lessee’s articles of incorporation, by-laws or other organizational documents or result in any breach of or constitute a default under any instrument or agreement to which Lessee is a party or by which Lessee or its assets may be bound or result in the creation of any Lien; (d) To the best of Lessee’s knowledge, and after diligent inquiry, there are no actions, suits or proceedings pending before any court, administrative agency, arbitration tribunal or governmental body which will, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under this Master Lease, each Schedule or any related agreement to which it is a party, (e) Lessee is not a tax exempt entity under the Internal Revenue Code of 1986 as amended; and (f) All information concerning Lessee’s business organization, business operations and financial condition furnished by Lessee to Lessor at any time prior to or subsequent to the execution of this Master Lease is true and accurate in all material respects. If requested by Lessor, Lessee will provide for each Schedule an Incumbency Certificate or other document identifying the signatures and establishing the authority of the signers of the lease documents.

20. NOTICES: Any notices required by this Master Lease shall be transmitted by either registered or certified mail, return receipt requested, or overnight delivery or other form of expedited delivery which requires the signature or acknowledgement of the receiving party, or via facsimile provided that a successful transmission report is generated. All such notices shall be issued to the addresses of the parties or their registered agents as set forth above, or to such other address as a party may hereafter specify by written notice given in accordance with the requirements of this Section, and shall be deemed effective on the earlier of the date received or three (3) days after the date notice is postmarked.

21. SOFTWARE: Lessee acknowledges that in the event the Equipment includes software, Lessee shall have no ownership or other proprietary rights to any such software and Lessee agrees to enter into such software license or other agreement for the use of such software as may be required by the owner or other authorized distributor of such software. Any software agreement shall be separate and distinct from this Master Lease and any Schedule, and Lessor shall not be obligated thereunder. The indemnification provisions of the above Section 7 shall apply to Lessee’s unauthorized use of the software or other violation of any software agreement. To the extent not specifically set forth in any other section of this Master Lease. Lessor shall have the right to require Lessee to terminate Lessee’s use of the Software if an Event of Default shall occur and shall be continuing hereunder.

22. LESSOR’S RIGHT TO CURE: If Lessee fails to perform any obligations hereunder, then Lessor, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In such event, Lessee shall promptly reimburse Lessor for any administrative or other costs and expenses, including but not limited to attorneys or other professional fees, incurred by Lessor, together with interest thereon at the Late Payment Rate from the date incurred to the date reimbursement is made. All payments and advances made by Lessor shall be deemed Rent.

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23. FINANCIAL STATEMENTS AND INFORMATION: During the term of this Master Lease, Lessee shall furnish to Lessor within 90 days following the close of its fiscal year, Lessee’s audited or unaudited (as the case may be) financial statement (including balance sheet and income statement), all prepared in accordance with generally accepted accounting principles consistently applied, and, from time to time, such other information concerning the Equipment as Lessor or its Assignee may reasonably request. In the event Lessee’s financial statement is unaudited, then Lessee shall furnish a true copy of its Federal tax return within 10 days after the date such return has been filed.

24. EXECUTION; COUNTERPARTS; FINANCING STATEMENT; POWER OF ATTORNEY; CORRECTIVE DOCUMENTS:

24.1 This Master Lease and any Schedule hereto may be executed in multiple counterparts, with each such counterpart constituting an original. Either party may execute this Master Lease and any Schedule hereto via facsimile or via electronic mail, in which event an original signature page shall promptly be forwarded to the other party, provided however that the failure to forward such original signature shall not relieve that party of any obligation thereunder.

24.2 Lessee agrees that by its execution of this Master Lease, Lessor is authorized to file any UCC financing statements or related filings as Lessor may reasonably deem necessary to protect or perfect the interest of Lessor, its successors or assigns in this Master Lease, any Schedule, the payments due hereunder or the Equipment. Lessee agrees to execute such documents as may be required by applicable law in connection therewith. Lessee agrees that a copy of this Master Lease or any Schedule may be filed by Lessor as a financing statement. Lessee further agrees that if for any reason this Master Lease and/or any Schedule is determined to be other than a true lease under the UCC, Lessee hereby grants to Lessor a first priority security interest in the Equipment and all proceeds attributable thereto to secure payment of all sums due and to become due under this Master Lease and/or any Schedule, including without limitation, all Rent and Impositions. In the event that Lessee at any time purchases any Equipment from Lessor under any Schedule to this Master Lease, then in such event Lessee hereby grants to Lessor a perfected first priority security interest in all such Equipment and all proceeds attributable thereto to secure payment of all sums due and to become due from Lessee to Lessor on account of such purchase.

24.3 Lessee hereby appoints Lessor or any Assignee as its agent and attorney-in-fact to execute, deliver, file and record any and all Uniform Commercial Code Financing Statements and Statements of Amendment as are deemed necessary by Lessor or any Assignee, regardless whether for precautionary filing purposes, to indicate the interest of Lessor or any Assignee in this Schedule, the Equipment and any proceeds thereof.

24.4 Lessee and Lessor agree to cooperate with each other with respect to the execution of any documents which may reasonably be required to correct any errors or omissions in this Master Lease or any Schedule hereto.

25. SUSPENSION OF OBLIGATIONS: Prior to delivery of any Unit, the obligations of Lessor may be suspended to the extent that Lessor is hindered or prevented from complying therewith because of labor disturbances, acts of God, fire, storms, accidents, failure of the manufacturer to deliver any Unit, governmental regulations or interference, or any cause whatsoever not within the sole control of Lessor.

26. SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNITIES AND COVENANTS: All representations, warranties, indemnities and covenants of Lessee contained in this Master Lease or any other document or certificate delivered pursuant thereto shall continue in full force and effect and shall survive notwithstanding the full payment of all amounts due hereunder or the expiration or earlier termination of this Master Lease in any manner whatsoever, except to the extent any such representation or warranty by its nature expires upon the termination of the Master Lease.

27. EFFECT OF WAIVER: The failure or delay of Lessor in exercising any rights granted hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

28. WAIVER OF JURY TRIAL: To the fullest extent permitted by applicable law, Lessee hereby waives Lessee’s right to a trial by jury as to any cause of action arising out of or related to this Master Lease to which any such right attaches.

29. GOVERNING LAW AND VENUE: THIS MASTER LEASE SHALL HAVE THE EFFECT OF A CONTRACT ENTERED INTO WITHIN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF MASSACHUSETTS. Any action which is commenced to enforce or interpret any provision of this Master Lease, or which otherwise in any manner relates hereto, shall be commenced only in a court of competent jurisdiction sitting within Massachusetts and Lessee hereby submits to the exclusive jurisdiction of such court. Notwithstanding the foregoing, and not in limitation thereof, Lessee agrees that Lessor shall have the right, in its sole discretion, to commence an action in any court of competent jurisdiction where any Equipment or other collateral securing Lessee’s obligations hereunder is located, for purposes of obtaining any pre judgment security, or for purposes of recovering or obtaining possession of any such Equipment or other collateral.

30. ENTIRE AGREEMENT: MODIFICATION; BINDING EFFECT: There are no agreements or understandings, oral or written, between Lessor and Lessee with respect to the Equipment, other than as set forth in this Master Lease including any addenda or Schedule hereto. This Master Lease and each Schedule contain the entire agreement between Lessee and Lessor with respect to the subject matter hereof. Neither the Master Lease nor any Schedule may be altered, modified, terminated or discharged except by a writing signed by both Lessor and Lessee. This Master Lease and each Schedule shall be hinding upon and shall inure to the benefit of Lessor, Lessee and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Master Lease to be duly executed as set forth below

LESSOR: NFS Leasing, Inc.		LESSEE: GlyEco, Inc.

By:	/s/ Mark Blaisdell	By:	/s/ Ian Rhodes

Name:	Mark Blaisdell	Name:	Ian Rhodes

Title:	Vice President – Finance	Title:	CEO

Date:	3-31-2017	Date:	3-31-17

LESSEE: Recovery Solutions & Technologies, Inc.

By:	/s/ Ian Rhodes

Name:	Ian Rhodes

Title:	CEO

Date:	3-31-17

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LEASE AGREEMENT

AMENDMENT NO. 1 TO

EQUIPMENT LEASE SCHEDULE NO. 1

TO MASTER EQUIPMENT LEASE NO. 2017-223

DATED AS OF 3/31/2017

BETWEEN NFS Leasing, Inc. (“LESSOR”)

AND GlyEco, Inc. and Recovery Solutions & Technologies, Inc. (“LESSEE”)

This Amendment is made part of and modifies Equipment Lease Schedule 1 to Master Equipment Lease No. 2017-223 (“Schedule 1”) between GlyEco, Inc. and Recovery Solutions & Technologies, Inc. (“LESSEE”) and NFS Leasing, Inc. (“LESSOR”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in Schedule 1. To the extent of any conflict between this Amendment and the terms and conditions of Schedule 1, this Amendment shall prevail.

LESSEE & LESSOR hereby agree to the following amendments to Schedule 1:

1.	The Total Sales Price shall increase from $1,500,000.00 Exclusive of Shipping & Tax to $1,700,000.00 Exclusive of Shipping & Tax.

2.	The Advance Payment(s) is amended from:

Security Deposit ($39,458.97), Documentation Fee ($30,000.00) and Annual Commitment Fee ($22,500.00) Totaling $69,458.97

To the following:

Security Deposit ($44,720.16), Documentation Fee ($40,000.00), and Annual Commitment Fee ($25,500.00) Totaling $110,220.16

3.	The Lease Terms are amended from:

48 Monthly Lease Payments of $39,458.97

* Lessee shall have the option to terminate the Lease Schedule any time after Month #24 for a payment in the amount equal to 110% of the Total Remaining Principal Balance (as described in the Amortization attached hereto as Schedule 1E) plus any applicable taxes, assuming no Event of Default has occurred and Lessee is current.

To the following:

48 Monthly Lease Payments of $44,720.16

* Lessee shall have the option to terminate the Lease Schedule any time after Month #24 for a payment in the amount equal to 110% of the Total Remaining Principal Balance (as described in the Amortization attached hereto as Schedule 1E) plus any applicable taxes, assuming no Event of Default has occurred and Lessee is current.

4.	Schedule 1E shall be replaced with the revised Schedule 1E attached hereto.

Signatures to Follow on Next Page

Except as amended hereby, Schedule 1 is restated and shall remain in full force and effect.

EXECUTED as an instrument under seal as of April 13, 2017.

LESSOR: NFS Leasing, Inc.		LESSEE: GlyEco, Inc. and Recovery Solutions & Technologies, Inc.

Individual Lessee: GlyEco, Inc.

By:	/s/ Mark Blaisdell	By:	/s/ Ian Rhodes

Name:	Mark Blaisdell	Name:	Ian Rhodes

Title:	VP – Finance	Title:	CEO

Date:	4/14/2017	Date:	4-14-17

Individual Lesse Recovery Solutions & Technologies, Inc.

		By:	/s/ Ian Rhodes

		Name:	Ian Rhodes

		Title:	CEO

		Date:	4-14-17

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